Exhibit 10.12

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of April 16, 2015, by and among Uni-Pixel, Inc., a Delaware corporation, with headquarters located at 8708 Technology Forest Place, Suite 100, The Woodlands, Texas 77381 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B. The Company has authorized a new series of (i) senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A (the "Notes"), which Notes shall be convertible into the Company's common stock, par value $0.001 per share (the "Common Stock") (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the "Conversion Shares"), in accordance with the terms of the Notes and (ii) warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), which Warrants shall be exercisable into shares of Common Stock (the shares of Common Stock issuable pursuant to the terms of the Warrants, including, without limitation, upon exercise or otherwise, collectively, the "Warrant Shares").

C. Each Buyer wishes to purchase, severally and not jointly, and the Company wishes to sell at the Initial Closing (as defined below), upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3)(a) on the Schedule of Buyers attached hereto (which aggregate principal amount for all Buyers shall be $15,000,000) (the "Initial Notes"), and (ii) Warrants representing the right to initially acquire up to that number of Warrant Shares subject to adjustment upon the Additional Closing (as defined below), set forth opposite such Buyer's name in column (4) on the Schedule of Buyers.

D. Each Buyer wishes to purchase, and the Company wishes to sell at the Additional Closing, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3)(b) on the Schedule of Buyers attached hereto (which aggregate principal amount for all Buyers shall be $5,000,000) (the "Additional Notes" and together with the Initial Notes, collectively referred to as the "Notes").

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the "Interest Shares").

G. The Notes will rank senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined in Section 3(a)), will be guaranteed by all direct and indirect Subsidiaries, currently formed or formed in the future, as evidenced by a guarantee agreement, in substantially the form attached hereto as Exhibit D (as amended or modified from time to time in accordance with its terms, the "Guarantee Agreement"), and will be secured by a first priority perfected security interest (subject to Permitted Liens under and as defined in the Notes) in all of the current and future assets of the Company and all direct and indirect Subsidiaries of the Company currently formed or formed in the future, as evidenced by a pledge and security agreement, in substantially the form attached hereto as Exhibit E, (as amended or modified from time to time in accordance with its terms, the "Security Agreement").

H. The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants.

(i) Initial Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below as provided therein, the Company shall issue and sell to each Buyer, and each Buyer, severally but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below) (1) Initial Notes in an aggregate principal amount as is set forth opposite such Buyer's name in column (3)(a) on the Schedule of Buyers and (2) Warrants to initially acquire up to that number of Warrant Shares, subject to adjustment upon the Additional Closing, as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Initial Closing").

(ii) Additional Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below as provided therein, the Company shall issue and sell to each Buyer, and each such Buyer, severally but not jointly, agrees to purchase from the Company on the Additional Closing Date (as defined below), Additional Notes in an aggregate principal amount as is set forth opposite such Buyer's name in column (3)(b) on the Schedule of Buyers (the "Additional Closing" and, together with the Initial Closing Date, each a "Closing").

(b) Closing Date.

(i) Initial Closing Date.  The date and time of the Initial Closing (the "Initial Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below as provided therein at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(ii) Additional Closing Date.  The date and time of the Additional Closing (the "Additional Closing Date" and, together with the Initial Closing Date, each a "Closing Date") shall be 10:00 a.m., New York City time, on the date specified in the Additional Closing Notice (as defined below) (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 6(b) and 7(b) below as provided therein, provided that, unless waived by such Buyer at any time in its sole discretion, no Buyer shall be obligated to close earlier than the tenth (10th) Trading Day after the date on which both (1) the Stockholder Approval (as defined below) has been obtained and (2) one or more Registration Statements (as defined in the Registration Rights Agreement) covering all of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant the Registration Rights Agreement has been declared effective by the SEC.  The Company shall deliver a written notice (the "Company Additional Closing Notice"), providing whether the Company has satisfied the conditions to an Additional Closing set forth in Section 7(b).  If the Company has not satisfied one or more conditions to the Additional Closing set forth in Section 7(b), the Company shall not be entitled to require the Buyers to purchase Additional Notes at such Additional Closing and no Buyer shall be required to purchase Additional Notes unless the conditions to the Additional Closing set forth in Section 7(b) have been satisfied (or waived) prior to December 1, 2015, but each Buyer may elect, in such Buyer's sole and absolute discretion, by written notice to the Company (a "Buyer Additional Closing Notice") to waive any such condition or conditions, and may elect to purchase the Additional Notes as set forth opposite such Buyer's name in column (3)(b) of the Schedule of Buyers.  The location of the Additional Closing shall be at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. As used herein "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

(c) Purchase Price.  The aggregate purchase price for the Initial Notes and the Warrants to be purchased by each Buyer at the Initial Closing (the "Initial Purchase Price") shall be the amount set forth opposite each Buyer's name in column (5)(a) of the Schedule of Buyers (less, in the case of Hudson Bay, any amounts withheld pursuant to Section 4(g) hereof).  The aggregate purchase price for the Additional Notes to be purchased by each Buyer at the Additional Closing (the "Additional Purchase Price") shall be the amount set forth opposite each Buyer's name in column (5)(b) of the Schedule of Buyers (less, in the case of Hudson Bay, any amounts withheld pursuant to Section 4(g) hereof).  Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at each respective Closing.  The Buyers and the Company agree that the Notes and the Warrants constitute an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").  The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Initial Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $57,556.05 allocated to the Warrants and the balance of the Initial Purchase Price allocated to the Initial Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes. The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Additional Notes and the Warrants for the additional shares of Common Stock that become issuable thereunder as of the Additional Closing Date (the "Additional Warrants") in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $19,185.35 allocated to the Additional Warrants and the balance of the Additional Purchase Price allocated to the Additional Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d) Form of Payment.  On the Initial Closing Date, (i) each Buyer shall pay its respective Initial Purchase Price (less, in the case of Hudson Bay, any amounts withheld pursuant to Section 4(g) hereof) to the Company for the Initial Notes and the Warrants to be issued and sold to such Buyer at the Initial Closing by wire transfer of immediately available funds in accordance with the Company's written wire instructions on Company letterhead signed by an authorized representative of the Company and (ii) the Company shall deliver to each Buyer (x) the Initial Notes (allocated in the principal amounts as such Buyer shall request) and (y) the Warrants (allocated in such amounts as such Buyer shall request), in each case, which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.  On each Additional Closing Date, (1) each Buyer shall pay its respective Additional Purchase Price (less, in the case of Hudson Bay, any amounts withheld pursuant to Section 4(g) hereof) to the Company for the Additional Notes to be issued and sold to such Buyer at such Additional Closing by wire transfer of immediately available funds in accordance with the Company's written wire instructions on Company letterhead signed by an authorized representative of the Company and (2) the Company shall deliver to each Buyer the Additional Notes (allocated in the principal amounts as such Buyer shall request), in each case, which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER'S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution.  Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants will acquire the Conversion Shares issuable pursuant to the Notes and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities.  For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b) Accredited Investor Status.  Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement:  (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g) Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.  Each Investor shall have the right to pay such fees otherwise payable by the Company to its transfer agent and DTC on behalf of the Company. The Company shall promptly reimburse the Investors for any such fees paid in connection with any conversion of the Notes and/or exercise of the Warrants and related issuances of Notes, Warrants and Common Stock. Payment by the Investors of such fees on behalf of the Company in connection with such conversions, exercises and issuances shall not prejudice or act as a waiver of any other rights of the Investors under this Agreement.

(h)       Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k) General Solicitation.  Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

(l) Prohibited Transactions.  Such Buyer has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with such Buyer which had knowledge of the transactions contemplated hereby and that (x) has or shares discretion relating to such Buyer's investments and trading or information concerning such Buyer's investments or (y) is subject to such Buyer's review or input concerning such Person's investments or trading (the foregoing, "Buyer Trading Affiliates"), has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) (a “Transaction”) since the time that such Buyer was first contacted by the Company, the Placement Agent or any other Person regarding the investment in the Company contemplated herein.  Such Buyer covenants that neither it nor any Buyer Trading Affiliate will engage, directly or indirectly, in any Transactions prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable Common Stock).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers and Cowen and Company, LLC as placement agent (the "Placement Agent") that:

(a) Organization and Qualification.  Each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Lock-up Agreements (as defined in Section7(x)), the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Security Documents (as defined below) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, and the reservation for issuance and the issuance of the Conversion Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and (other filings as may be required by state securities agencies) and the approval of the Company’s Listing of Additional Shares application by The NASDAQ Stock Market, no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.  Each of the Subsidiaries party to any of the Transaction Documents has the requisite power and authority to enter into and perform its obligations under such Transaction Documents.  The execution and delivery by the Subsidiaries party to any of the Transaction Documents of such Transaction Documents and the consummation by such Subsidiaries of the transactions contemplated thereby have been duly authorized by such Subsidiaries' respective boards of directors (or other applicable governing body) and (other than filings as may be required by state securities agencies) no further filing, consent, or authorization is required by such Subsidiaries, their respective boards of directors (or other applicable governing body) or stockholders (or other applicable owners of equity of such Subsidiaries).  The Transaction Documents to which any of the Subsidiaries are parties have been duly executed and delivered by such Subsidiaries, and constitute the legal, valid and binding obligations of such Subsidiaries, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.  For purposes of this Agreement, the term "Security Documents" means Guarantee Agreement, the Security Agreement, any account control agreement, any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents requested by the Collateral Agent  (as defined below) to create, perfect, and continue perfected or to better perfect the Collateral Agent’s security interest in and liens on all of the assets of the Company and each of its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents.

(c) Issuance of Securities.  The issuance of the Notes and the Warrants are duly authorized and, upon issuance, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.  As of the Initial Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the "Required Reserved Amount") the sum of (i) 200% of the maximum number of Conversion Shares issued and issuable pursuant to the Notes based on the Conversion Rate (as defined in the Notes) as of the Initial Closing Date with respect the Initial Notes and the Additional Notes (without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes) and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, each as of the Trading Day immediately preceding the applicable date of determination (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).  As of the date hereof, there are 87,531,768 shares of Common Stock authorized and unissued.  Upon conversion of the Notes in accordance with the Notes or exercise of the Warrants in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and any of its Subsidiaries parties to any of the Transaction Documents and the consummation by the Company and any of its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section (3(r)) or ByLaws (as defined in Section (3(r)), any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, credit facility, indenture or debt or other instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the "Principal Market") and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents.  With the exception of obtaining approval from The NASDAQ Stock Market of the Company’s Listing of Additional Shares application, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Initial Closing): (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Documents and (ii) the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement.  All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Initial Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.  The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f) Acknowledgment Regarding Buyer's Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.  The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to the Placement Agent in connection with the sale of the Securities.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities.  Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(i) Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Notes will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements.  Except as disclosed in Schedule 3(k), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Documents, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(l) Absence of Certain Changes.  Except as disclosed in Schedule 3(l), since December 31, 2014, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 3(l), since December 31, 2014, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, or made any distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at any Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)      No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Certificate of Incorporation or Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  During the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market.  During the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)      Transactions With Affiliates or Employees.  Except as set forth on Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 12,468,232 shares are issued and outstanding, 2,198,733 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and, 290,459 shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date hereof.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3(r):  (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrips, rights or obligations to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements that have not lapsed securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished or made available to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's ByLaws, as amended and as in effect on the date hereof (the "ByLaws"), and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts.  Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t).  The matters set forth in Schedule 3(t) would not reasonably be expected to have a Material Adverse Effect.

(u) Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations.

(i)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer, to the knowledge of the Company or any of its Subsidiaries, does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)           The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)      Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for Permitted Liens.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted.  Each of the patents and patent licenses owned by the Company or any of its Subsidiaries is listed on Schedule 3(x)(i).  Except as set forth in Schedule 3(x)(ii), none of the Company's Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)     Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(bb)    Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc)     Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(dd)    Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)     Ranking of Notes.  Except as set forth in Schedule 3(ee), no Indebtedness of the Company or any of its Subsidiaries is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff) Eligibility for Registration.  The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(gg)    Transfer Taxes.  On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(hh)    Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ii) Acknowledgement Regarding Buyers' Trading Activity.  The Company acknowledges and agrees that (a) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (b) any Buyer, and counter-parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (c) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that (x) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined or the conversion ratios or exchange ratios of the Notes and/or Warrants are being adjusted or recalculated and (y) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(jj) U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon any Buyer's request.

(kk)     Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any  entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) No Additional Agreements.  Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm)  Disclosure.  The Company confirms that, following its filing of the 8-K pursuant to Section 4(i) with the SEC, neither it nor any other Person acting on its behalf will have provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(nn)    Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(oo)    Stock Option Plans.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company's stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp)    No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.  In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC.  Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(qq)    No Disqualification Events.  With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(rr) Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

4. COVENANTS.

(a) Best Efforts.  Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at each Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Initial Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each Closing Date.

(c) Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Conversion Shares and Warrant Shares and none of the Notes or Warrants are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares and Warrant Shares for resale by the Investors on Form S-3.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely as set forth on Schedule 4(d).

(e) Financial Information.  The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Listing.  The Company shall promptly secure the listing after the date hereof of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants).  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees.  The Company shall reimburse Hudson Bay (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its purchase price for any Notes purchased at the Initial Closing or the Additional Closing to the extent not previously reimbursed by the Company. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day after this Agreement has been executed, the Company shall issue a press release reasonably acceptable to the Buyers and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of Note, the form of the Warrant, the form of Lock-Up Agreement, the Registration Rights Agreement and the Security Documents as exhibits to such filing (including all attachments), the "8-K Filing").  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates or agents, it may provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(j)        Additional Notes; Variable Securities; Dilutive Issuances.  So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.  For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuances (as defined in the Warrants) if the effect of such Dilutive Issuance is to cause, or but for the Securities Limitations (as defined below) would cause, the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market, in each case without giving effect to (x) the limitations on conversion contained in the Notes and (y) the limitations on exercise contained in the Warrants (such limitations collectively, the "Securities Limitations").

(k) Corporate Existence.  So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(l)        Reservation of Shares.  So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount.  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under Section 3(c) hereof, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(m)      Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(n) Additional Issuances of Securities.

(i) For purposes of this Section 4(n), the following definitions shall apply.

(1) "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(3) "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(ii) From the date hereof until the earlier of (x) the time of the registration of all of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to and in accordance with the Registration Rights Agreement, which registration remains in effect or (y) such time as all of the Registrable Securities, if a registration statement is not available for the resale of all of the Registrable Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (the "Trigger Date"), the Company shall not, directly or indirectly, file any registration statement with the SEC, or file any amendment or supplement thereto, or grant any registration rights to any Person that can be exercised prior to the earlier of such time as set forth above, other than (i) pursuant to the Registration Rights Agreement, (ii) any registration statement for the issuance of securities pursuant to an employee benefit plan or securities award, as registered on Form S-8, (iii) no earlier than 20 days after the Trigger Date (the "Extended Trigger Date"), any registration statement for the issuance of the Company’s securities in an underwritten or other public offering or (iv) a shelf-registration statement on Form S-3 for the issuance of the Company's securities in a public offering provided that no such securities may be issued pursuant thereto until the Extended Trigger Date.  From the date hereof until Extended Trigger Date, the Company shall not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(iii) From the Extended Trigger Date until the two (2) year anniversary of the last completed Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n)(iii).

(1) The Company shall deliver to each Buyer an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least thirty-five percent (35%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "Basic Amount"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance").  If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer's receipt of such new Offer Notice.

(3) The Company shall have five (5) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement") and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(n)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(n)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement.

(8) Notwithstanding anything to the contrary in this Section 4(n) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice.  If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(n)(iii).  The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period.

(iv) The restrictions contained in subsection (iii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Warrants).

(o) Public Information.  At any time during the period commencing from the six (6) month anniversary of the last completed Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c)(provided, however, that if the Company timely files with the Securities and Exchange Commission a notification pursuant to Rule 12b-25 promulgated under the Exchange Act and files the required report within the time period set forth therein for such report, the Company shall not be deemed to have failed to satisfy the requirements of Rule 144(c)(1)) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate purchase price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 4(o) are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(p) Stockholder Approval.  The Company shall provide each stockholder entitled to vote at the next special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which shall be promptly called and held not later than 60 days after the Initial Closing Date (the "Stockholder Meeting Deadline"), a proxy statement, in substantially the form which has been previously reviewed by the Buyers and Schulte Roth & Zabel LLP, at the expense of the Company, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions.  The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline.  If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every three (3) months thereafter until such Stockholder Approval is obtained or the Notes are no longer outstanding.

(q)      Lock-Up.  The Company shall have delivered to each Buyer a Lock-Up Agreement executed and delivered by the Chairman of the Board of Directors of the Company on or before the date three days after the date hereof.   The Company shall use its best efforts to deliver to each Buyer a Lock-Up Agreement executed and delivered by each of the Persons listed on Schedule 4(q) attached hereto.  The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms.  If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its reasonable best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(r)        Minimum Cash Balance.  For as long as any Notes are outstanding, the Company shall maintain on its balance sheet at all times as restricted cash in accordance with generally accepted accounting principles, consistently applied during the periods involved, an aggregate amount equal to (i) upon the Initial Closing, (A) not less than $6 million or (B) such lesser amount not less than the sum of the amount of principal, interest, and any other obligation or amount outstanding under the Initial Notes and (ii) upon the Additional Closing, (A) not less than $8 million or (B) such lesser amount not less than the sum of the amount of principal, interest, and any other obligation or amount outstanding under the Notes, in each case, deposited promptly and maintained after the applicable Closing Date into the account listed below (the "Cash Balance Account") (or to such other account as agreed to in writing or directed by the Collateral Agent, or after the occurrence and during the continuance of an event of default under the Notes as specified by the Collateral Agent):

Borrower or Guarantor:	Name and Address of Institution Maintaining Account:	Account Number:	Type of Account:
Uni-Pixel Displays, Inc.	UBS Financial Services 1000 Main Street, 26th Floor Houston, TX 77002	HS1 5819 TR	Money Market Account

(s)        Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to any Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(t)        Collateral Agent.

(i) Each Buyer hereby (a) appoints Hudson Bay Fund LP as the collateral agent hereunder and under the Security Documents (in such capacity, the "Collateral Agent"), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer's behalf in accordance with the terms hereof and thereof.  The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of any Buyer.  Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Security Documents including to the extent caused by its own gross negligence, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(ii) The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes.  Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below.  Upon any such notice of resignation, the holders of a majority of the outstanding principal amount of Notes shall appoint a successor Collateral Agent.  Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Agreement.  After any Collateral Agent's resignation hereunder, the provisions of this Section 4(u) shall inure to its benefit.  If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal amount of Notes appoints a successor Collateral Agent as provided above.

(iv) The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the holders of a majority of the outstanding principal amount of Notes or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4(t), to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by each of the Company executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(v) The Collateral Agent shall terminate the Security Documents promptly following the date that (i) no Notes are outstanding, (ii) no Interest, Late Charges or other amounts remain unpaid or in dispute under the terms of the Note and (iii) the Investors may sell all of the Registrable Securities without restriction or limitation pursuant to Rule 144 (or any successor thereto) promulgated under the 1933 Act continuously for forty-five (45) consecutive days.

(vi) The Company hereby covenants and agrees to take all actions as promptly as practicable, but in no event later than twenty (20) days after the Initial Closing Date, to deliver to the Collateral Agent account control agreements in full force and effect, in form and substance satisfactory to the Collateral Agent, duly executed by the Company and/or its Subsidiaries (as applicable) and such bank or financial institution (as applicable), or enter into other arrangements in form and substance satisfactory to the Collateral Agent, with respect to each of the Collection Account, the Cash Balance Account and each other account required under Section 5(i) of the Security Agreement.

(vii) The Company agrees to pay to the Collateral Agent, by wire transfer of immediately available funds in accordance with the Collateral Agent's written wire instructions, a quarterly agency fee of $7,500.00 each March 31, June 30, September 30 and December 31 of each year that the Collateral Agent acts as such under the Security Documents.

(u) Collection Account.  The Company and its Subsidiaries shall deposit or cause to be deposited promptly (and in any event no later than the next Business Day after the date of receipt thereof) into the account listed below (the "Collection Account") (or to such other account as agreed to in writing or directed by the Collateral Agent, or after the occurrence and during the continuance of an event of default under the Notes as specified by the Collateral Agent), (i) all proceeds in respect of any Collateral (under and as defined in the Security Agreement), (ii) all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) received by the Company and its Subsidiaries and (iii) all other amounts received by the Company and its Subsidiaries, including payments made by any debtor, customer or obligor in any way obligated on or in connection with any account receivable, directly to the Company or any of its Subsidiaries:

Borrower or Guarantor:	Name and Address of Institution Maintaining Account:	Account Number:	Type of Account:
Uni-Pixel Displays, Inc.	Bank of America 4085 College Park Drive Conroe, TX 77384	4880-5483-5021	Checking Account

The Company may withdraw funds from the Collection Account at any time or from time to time, and the Collateral Agent shall permit such withdrawals, so long as at the time of such withdrawal or disbursement and after giving effect thereto, no default or event of default under the Notes has occurred and is continuing.

(v)       Assignment of Patents.  From the date of this Agreement until the second anniversary of the last completed Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, sell, assign, pledge, hypothecate, dispose of, transfer or license any of the patents listed on Schedule 3(x)(i) or any patent of which the Company or any of its Subsidiaries becomes the owner of or acquires an interest in following the date of this Agreement.

(w)      Integration.  The Company shall not, and shall use its commercially reasonably efforts to ensure that no affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Buyers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market.

(x)       Closing Documents.  On or prior to fourteen (14) calendar days after each Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit F attached hereto (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at each Closing or upon conversion of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f) hereof, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

(a)  Initial Closing.  The obligation of the Company hereunder to issue and sell the Initial Notes and the Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered the Initial Purchase Price contemplated by Section 1(c) hereof (less, in the case of Hudson Bay, the amounts withheld pursuant to Section 4(g) hereof) for the Initial Notes and the Warrants being purchased by such Buyer at the Initial Closing pursuant to Section 1(d) hereof by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

(b)  Additional Closing.  The obligation of the Company hereunder to issue and sell the Additional Notes to each Buyer at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(iv) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(v) Such Buyer shall have delivered the Additional Purchase Price contemplated by Section 1(c) hereof (less, in the case of Hudson Bay, the amounts withheld pursuant to Section 4(g) hereof) for the Additional Notes being purchased by such Buyer at the Additional Closing pursuant to Section 1(d) hereof by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(vi) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Additional Closing Date.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

(a)  Initial Closing.  The obligation of each Buyer hereunder to purchase the Initial Notes and the Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that, other than with respect to deliverables to the Placement Agent pursuant to paragraph 7(a)(ii) hereof, these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each of its Subsidiaries shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents, (B) the Initial Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Initial Closing pursuant to this Agreement and (C) the Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to this Agreement.

(ii) Such Buyer and the Placement Agent shall have received the opinion of Richardson & Patel LLP, the Company's outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit G attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Initial Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company's and each of its Subsidiaries' qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and its Subsidiaries conduct business, as of a date within ten (10) days of the Initial Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company and each of its Subsidiaries as certified by the Secretary of State (or comparable office) of the jurisdiction of formation of the Company and each of its Subsidiaries within ten (10) days of the Initial Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's and each of its Subsidiaries' Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and each of its Subsidiaries and (iii) the Bylaws of the Company and each of its Subsidiaries, each as in effect at the Initial Closing, in the form attached hereto as Exhibit H.

(viii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit I.

(ix) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Initial Closing Date.

(x) The Company shall have delivered to each Buyer a lock-up agreement in the form attached hereto as Exhibit J executed and delivered by each of the Company's Chief Executive Officer and Chief Financial Officer (the lock-up agreements provided under the terms of this Agreement, each a "Lock-Up Agreement" and collectively, the "Lock Up Agreements").

(xi)  The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xiii) Each of the Company's Subsidiaries shall have executed and delivered to such Buyer the Guarantee Agreement.

(xiv) The Collateral Agent shall have received certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral, and the results of searches for any tax lien and judgment lien filed against such person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such liens.

(xv) The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of its Subsidiaries, together with (A) the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) any copyright, patent and trademark agreements required by the terms of the Security Agreement.

(xvi) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b) Additional Closing.  The obligation of each Buyer hereunder to purchase the Additional Notes at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that, other than with respect to deliverables to the Placement Agent pursuant to paragraph 7(b)(ii) hereof, these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each of its Subsidiaries shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents and (B) the Additional Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer and the Placement Agent shall have received the opinion of Richardson & Patel LLP, the Company's outside counsel, dated as of the Additional Closing Date, in substantially the form of Exhibit G attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Additional Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company's and each of its Subsidiaries' qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and its Subsidiaries conduct business, as of a date within ten (10) days of the Additional Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company and each of its Subsidiaries as certified by the Secretary of State (or comparable office) of the jurisdiction of formation of the Company and each of its Subsidiaries within ten (10) days of the Additional Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Additional Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's and each of its Subsidiaries' Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and each of its Subsidiaries and (iii) the Bylaws of the Company and each of its Subsidiaries, each as in effect at the Additional Closing, in the form attached hereto as Exhibit H.

(viii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit I.

(ix) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Additional Closing Date.

(x) The Company shall have delivered to each Buyer the Lock Up Agreements set forth in Schedule 7(a)(x) and the terms of each such Lock Up Agreement shall have been complied with in all respects.

(xi) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Additional Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Additional Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xiii) Each of the Company's Subsidiaries shall have executed and delivered to such Buyer the Guarantee Agreement.

(xiv) The Collateral Agent shall have received certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral, and the results of searches for any tax lien and judgment lien filed against such person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such liens.

(xv) The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of its Subsidiaries, together with (A) the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) any copyright, patent and trademark agreements required by the terms of the Security Agreement.

(xvi) The Initial Closing shall have been completed.

(xvii) There shall have been no Equity Conditions Failure (as defined in the Notes) as of the Additional Closing Date.

(xviii) The Stockholder Approval shall have been obtained prior to the Additional Closing Date.

(xix) One or more Registration Statements (as defined in the Registration Rights Agreement) covering all of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant the Registration Rights Agreement shall have been declared effective by the SEC prior to the Additional Closing Date.

(xx) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION.  In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) hereof (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse Hudson Bay or its designee(s), as applicable, for the expenses described in Section 4(g) hereof.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued or issuable under the Notes and Warrants and shall include Hudson Bay so long as Hudson Bay or any of its affiliates holds any Registrable Securities (the "Required Holders"); provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer; provided, further, that the provisions of Section 4(t) hereof cannot be amended without the additional prior written approval of the Collateral Agent or its successor.  Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Uni-Pixel, Inc.
8708 Technology Forest Place, Suite 100
The Woodlands, Texas 77381
Telephone: (281) 825-4500
Facsimile: (281) 925-4599
Attention: Chief Executive Officer

With a copy to:

Richardson & Patel LLP
Telephone: (310) 208-1182
Facsimile: (310) 208-1154
Attention: Kevin Friedmann, Esq.
E-mail:  kfriedmann@richardsonpatel.com

If to the Transfer Agent:

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, TX 75034
Telephone: 469-633-0101
Facsimile: 469-633-0088
Attention: George Johnson
E-mail: johnson@stctransfer.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.
E-mail: eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and the Placement Agent and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k) hereof and the Placement Agent shall have the right to enforce Section 9(q) hereof.

(i) Survival.  Unless this Agreement is terminated under Section 8 hereof, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 hereof, and the agreements and covenants set forth in Sections 4, 5 and 9 hereof shall survive each Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding.  Legal counsel referred to in the immediately preceding sentence shall be selected by the Buyers holding at least a majority of the Securities issued and issuable hereunder.  The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities.  The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to  (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)      Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state, local or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(q)  Indemnity of Placement Agent.  Each party hereto agrees for the express benefit of the Placement Agent, its affiliates and representatives that:

(i)       Neither the Placement Agent nor any of its affiliates or representatives, in the case of the Buyers to their knowledge, (i) have any duties or obligations other than those specifically set forth herein or in the engagement letter, dated February 27, 2015, between the Company and the Placement Agent (the "Engagement Letter"), or (ii) shall be liable (x) for any action taken, suffered or omitted by the Placement Agent in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything with the Placement Agent may do or refrain from doing in connection with this Agreement or any Transaction Document, except for the Placement Agent's or its affiliates' or representatives' own willful misconduct or bad faith.

(ii)       The Placement Agent, any of its affiliates and its representatives shall be entitled to (i) rely on, and shall be protected in acting upon any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company and (ii) be indemnified by the Company for acting as Agent hereunder pursuant to the indemnification provisions set forth in the Engagement Letter, which are hereby incorporated by reference herein.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

UNI-PIXEL, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:
Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)(a)	(3)(b)	(4)	(5)(a)	(5)(b)	(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Initial Notes	Aggregate Principal Amount of Additional Notes	Number of Initial Warrant Shares	Initial Purchase Price	Additional Purchase Price	Legal Representative's Address and Facsimile Number
Hudson Bay Master Fund Ltd.	777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth George Antonopolous Facsimile: 646-214-7946 Telephone: 212-571-1244 Residence: Cayman Islands E-mail: investments@hudsonbaycapital.com operations@hudsonbaycapital.com	$13,500,000	$4,500,000	1,036,009	$13,500,000	$4,500,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Capital Ventures International	101 California St Ste 3250 San Francisco, CA 94111 Attention: Martin Kobinger Facsimile: 415 403 6525 Telephone: 415-403-6550 Residence: Cayman Island	$1,500,000	$500,000	115,112	$1,500,000	$500,000

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Guarantee Agreement
Exhibit E	Form of Security Agreement
Exhibit F	Form of Irrevocable Transfer Agent Instructions
Exhibit G	Form of Opinion of Company Counsel
Exhibit H	Form of Secretary's Certificate
Exhibit I	Form of Officer's Certificate
Exhibit J	Form of Lock-Up Agreement

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(k)	SEC Documents
Schedule 3(l)	Absence of Certain Changes
Schedule 3(q)	Transactions with Affiliates
Schedule 3(r)	Equity Capitalization
Schedule 3(s)	Indebtedness and Other Contracts
Schedule 3(t)	Absence of Litigation
Schedule 3(x)	Intellectual Property Rights
Schedule 3(ee)	Ranking of Notes
Schedule 4(d)	Use of Proceeds
Schedule 4(q)	Post-Closing Lock-Up Parties

EXHIBIT J

UNI-PIXEL, INC.

April __, 2015

[          ]
[          ]

Re: Uni-Pixel, Inc. - Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated as of April __, 2015 by and among Uni-Pixel, Inc. (the "Company") and the investors party thereto (the "Buyers"), with respect to the issuance of (i) senior secured convertible notes of the Company of the Company (the "Notes") pursuant to which shares of the Company's common stock, par value $0.001 per share per share (the "Common Stock") may be issued and (ii) warrants (the "Warrants") which Warrants will be exercisable to purchase Common Stock.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the date 90 days after the Trigger Date (as defined in the Purchase Agreement) (the "Lock-Up Period"), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the "Undersigned's Shares"), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned's Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (iv) publicly disclose the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if the Undersigned's Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned now has, and, except as contemplated by the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent (the "Transfer Agent") and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned's obligations hereunder.  The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

2

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.  In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Remainder of page intentionally left blank]

3

Very truly yours,

______________________________
Exact Name of Shareholder

______________________________
Authorized Signature

______________________________
Title

Agreed to and Acknowledged:

UNI-PIXEL, INC.

By:  _______________________
         Name:
         Title:

4

Uni-Pixel, Inc. Disclosure Schedule

April 16, 2015

This Disclosure Schedule (“Disclosure Schedule”) is part of and is delivered pursuant to that certain Securities Purchase Agreement dated April 16, 2015 (the “Agreement”), by and among Uni-Pixel, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”).  In addition to any exceptions set forth in the Agreement itself, the Company hereby submits these disclosures and exceptions to its representations and warranties given in the Agreement.  Capitalized terms not otherwise defined in this Disclosure Schedule shall have the meaning set forth in the Agreement.

The schedule numbers in this Disclosure Schedule correspond to section numbers of Sections 3 and 4 of the Agreement.  The information in this Disclosure Schedule is being provided as required under the Agreement.  In disclosing this information, the Company expressly does not waive any attorney-client privilege associated with any such information or any protection afforded by the “work product doctrine” with respect to any of the matters disclosed or discussed herein.  All descriptions of agreements or other matters appearing herein are the material terms thereof but are summary in nature and are qualified by reference to the complete documents, which have been made available to each of the parties and their respective counsel.  Nothing herein, including attachments, is intended to broaden the scope of the representations and warranties of the Company contained in the Agreement or to create any covenant on the part of the Company.  In no event shall any disclosure hereunder be deemed to (a) constitute an acknowledgement that the subject matter of such disclosure is material to the Company unless the representation, warranty or covenant to which such disclosure relates expressly requires the Company to disclose information that is material to the Company; or (b) be an admission by the Company that such item is material to or would have a Material Adverse Effect on the business, assets or results of operations of the Company unless the representation, warranty or covenant to which such disclosure relates expressly requires the Company to disclose information that is material to or would have a Material Adverse Effect on the business, assets or results of operations of the Company; or (c) be deemed an admission of any obligation or liability or concession as to any defense available to the Company.

The headings contained in this Disclosure Schedule are included for convenience only, and are not intended to (a) modify, limit, or affect the information contained in this Disclosure Schedule, (b) be considered in construing or interpreting any information provided in this Disclosure Schedule, or (c) expand the scope of the information required to be disclosed in this Disclosure Schedule.

INDEX TO COMPANY DISCLOSURE SCHEDULE

Schedule 3(a)	-	Subsidiaries

Schedule 3(k)	-	SEC Documents

Schedule 3(l)	-	Absence of Certain Changes

Schedule 3(q)	-	Transactions with Affiliates

Schedule 3(r)	-	Equity Capitalization

Schedule 3(s)	-	Indebtedness and Other Contracts

Schedule 3(t)	-	Absence of Litigation

Schedule 3(x)	-	Intellectual Property Rights

Schedule 3(ee)	-	Ranking of Notes

Schedule 4(d)	-	Use of Proceeds

Schedule 3(a)
Subsidiaries

List of Subsidiaries	Jurisdiction of Incorporation or Organization
Uni-Pixel Displays, Inc. (1)	Texas

(1) Wholly owned subsidiary of the Company

Schedule 3(k)
SEC Documents

None.

Schedule 3(l)
Absence of Certain Changes

None.

Schedule 3(q)
Transactions with Affiliates

None.

Schedule 3(r)
Equity Capitalization

(ii) As of the date of the Agreement, the table below sets forth the Company’s outstanding Warrants to Purchase Common Stock, Stock Options, and Restricted Shares of Common Stock:

Type of Security	Common Stock Equivalent Shares
Warrants to Purchase Common Stock	290,459
Stock Options	2,003,410
Restricted Stock, as defined under the Company’s 2011 Stock Incentive Plan, as amended, that have not vested	176,233

Schedule 3(s)
Indebtedness and Other Contracts

None.

Schedule 3(t)
Absence of Litigation

Class Action Litigation

In June 2013, two purported class action complaints were filed in the United States District Court, Southern District of New York and the United States District Court, Southern District of Texas against the Company and the Company’s CEO, CFO, and Chairman. The Southern District of New York complaint was voluntarily dismissed by plaintiff on July 2, 2013.  The surviving complaint alleges that the Company and its officers and directors violated the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, by making purportedly false and misleading statements concerning its licensing agreements and product development.  The complaint seeks unspecified damages on behalf of a purported class of purchasers of the Company’s common stock during the period from December 7, 2012 to May 31, 2013.  On July 25, 2014, the judge granted in part and denied in part the Company’s motion to dismiss the case, significantly limiting the claims remaining in the case.  On August 25, 2014, the Company filed an answer to the class action complaint.  The Company has stated that it will continue to vigorously defend against this lawsuit.  The Company has directors' and officers' and corporate liability insurance to cover some of the risks associated with securities claims filed against the Company or its directors and officers and has notified its insurers of these actions.

Shareholder Derivative Litigation and Settlement

On February 19, 2014, a shareholder derivative lawsuit, Jason F. Gerzseny v. Reed J. Killion, et. al., was filed in the 165th Judicial District in Harris County, Texas.  On February 21, 2014, another shareholder derivative lawsuit, Luis Lim v. Reed J. Killion, et. al., was also filed in Harris County district court.  Both complaints allege various causes of action against certain current and former officers and directors, including claims for breach of fiduciary duty, corporate waste, insider selling, and unjust enrichment.  On April 8, 2014, these derivative actions were consolidated into one action, and on September 9, 2014, plaintiff filed an amended consolidated complaint. On April 13, 2015, the Court approved the settlement of the consolidated shareholder derivative lawsuit, which stipulates the payment of $150,000 in cash, payable within 15 Business Days of the settlement, and approximately 20,833 shares of the Common Stock, issuable within 5 Business Days of the settlement. The cash payment portion will be paid from insurance proceeds.

Potential Settlement of Securities Class Action Lawsuit

In November 2014, the Company entered a memorandum of understanding to settle the securities class action lawsuit pending in the U.S. District Court for the Southern District of Texas, captioned Fitzpatrick, Charles J. v. Uni-Pixel, Inc., et. al. (Cause No. 4:13-cv-01649). If completed, the class action settlement would result in a payment of $2.35 million in cash to the settlement class, inclusive of fees and expenses. In addition, the Company would issue $2.15 million in common stock to the settlement class with a range of shares of common stock between 358,333 shares and 430,000 shares, calculated by using the trailing 5 day average stock price from the date of court approval of settlement.  The Company cannot provide any assurance that the potential settlement will ultimately be finalized or approved.

Securities and Exchange Commission Investigation

On November 19, 2013, the Company learned that the Fort Worth Regional Office of the United States Securities and Exchange Commission (“SEC”) issued subpoenas concerning the Company’s agreements related to its InTouch Sensors.  The Company is cooperating fully with the SEC regarding this non-public, fact-finding inquiry. The SEC has informed the Company that this inquiry should not be construed as an indication that any violations of law have occurred or that the SEC has any negative opinion of any person, entity or security. The Company does not intend to comment further on this matter unless and until this matter is closed or further action is taken by the SEC which, in the Company’s judgment, merits further comment or public disclosure.

Schedule 3(x)
Intellectual Property Rights

(i)	Patents

Application Number	Company or Subsidiary	Status	Title	Date Filed	Country/Jurisdiction
PCT/US13/65844	Uni-Pixel Displays, Inc.	Published	METHOD OF PRINTING UNIFORM LINE WIDTHS WITH ANGLE EFFECT	10/21/2013	WIPO
PCT/US13/65849	Uni-Pixel Displays, Inc.	Published	METHOD OF ROLL TO ROLL PRINTING OF FINE LINES AND FEATURES WITH AN INVERSE PATTERNING PROCESS	10/21/2013	WIPO
PCT/US13/65854	Uni-Pixel Displays, Inc.	Published	METHOD OF COATING MOLDED METALS FOR ABRASION RESISTANCE	10/21/2013	WIPO
PCT/US13/65878	Uni-Pixel Displays, Inc.	Published	METHOD OF MOUNTING A FLEXOGRAPHIC PRINTING PLATE WITH STRUCTURED PATTERNED BACKING TAPE	10/21/2013	WIPO
PCT/US13/65884	Uni-Pixel Displays, Inc.	Published	METHOD OF PRINTING INTERSECTING LINES WITH ANGLE EFFECT	10/21/2013	WIPO
PCT/US13/65890	Uni-Pixel Displays, Inc.	Published	MULTI-STATION FLEXOGRAPHIC PRINTING PROCESS AND SYSTEM	10/21/2013	WIPO
PCT/US13/78297	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING A PHOTOMASK WITH FLEXOGRAPHY	12/30/2013	WIPO
PCT/US13/65898	Uni-Pixel Displays, Inc.	Published	LASER-ASSISTED ALIGNMENT OF MULTI-STATION FLEXOGRAPHIC PRINTING SYSTEM	10/21/2013	WIPO
PCT/US13/78312	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING AN INTEGRATED TOUCH SENSOR WITH DECORATIVE COLOR GRAPHICS	12/30/2013	WIPO
PCT/US13/65903	Uni-Pixel Displays, Inc.	Published	METHOD AND SYSTEM OF MARKING A SUBSTRATE FOR VISUAL ALIGNMENT	10/21/2013	WIPO
PCT/US14/15635	Uni-Pixel Displays, Inc.	Pending	METHOD OF ALIGNING TRANSPARENT SUBSTRATES USING MOIRÉ INTERFERENCE	2/10/2014	WIPO
PCT/US14/61413	Uni-Pixel Displays, Inc.	Pending	OPTICAL ALIGNMENT OF MULTI-STATION FLEXOGRAPHIC PRINTING SYSTEM USING MOIRÉ INTERFERENCE	10/20/2014	WIPO
PCT/US14/34121	Uni-Pixel Displays, Inc.	Pending	METHOD OF MOUNTING A FLEXOGRAPHIC PRINTING PLATE TO AVOID BANDING	4/15/2014	WIPO

PCT/US13/78318	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING A LOW VOLUME TRANSFER ANILOX ROLL FOR HIGH-RESOLUTION FLEXOGRAPHIC PRINTING	12/30/2013	WIPO
PCT/US13/78333	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING A FLEXOGRAPHIC PRINTING PLATE FOR HIGH-RESOLUTION PRINTING	12/30/2013	WIPO
PCT/US13/78344	Uni-Pixel Displays, Inc.	Pending	METHOD OF MANUFACTURING A FLEXOGRAPHIC PRINTING PLATE WITH SUPPORT STRUCTURES	12/30/2013	WIPO
PCT/US14/16725	Uni-Pixel Displays, Inc.	Pending	WATERMARKED CONDUCTIVE PATTERN	2/17/2014	WIPO
PCT/US13/78351	Uni-Pixel Displays, Inc.	Pending	TOUCH SCREEN WITH CONDUCTIVE MESH UNDER POLARIZER	12/30/2013	WIPO
PCT/US14/17023	Uni-Pixel Displays, Inc.	Pending	METHOD OF PASSIVATING A CONDUCTIVE PATTERN WITH SELF-ASSEMBLING MONOLAYERS	2/19/2014	WIPO
PCT/US14/35079	Uni-Pixel Displays, Inc.	Pending	METHOD OF FABRICATING A CONDUCTIVE PATTERN WITH HIGH OPTICAL TRANSMISSION AND LOW VISIBILITY	4/23/2014	WIPO
PCT/US14/35119	Uni-Pixel Displays, Inc.	Pending	METHOD OF FABRICATING A CONDUCTIVE PATTERN WITH HIGH OPTICAL TRANSMISSION, LOW REFLECTANCE, AND LOW VISIBILITY	4/23/2014	WIPO
PCT/US14/54801	Uni-Pixel Displays, Inc.	Pending	BEZEL CIRCUIT	9/9/2014	WIPO
PCT/US15/14061	Uni-Pixel Displays, Inc.	Pending	ANILOX ROLL WITH LOW SURFACE ENERGY ZONE	2/2/2015	WIPO
PCT/US14/67290	Uni-Pixel Displays, Inc.	Pending	DUAL WEB FILM CONVEYANCE	11/25/2014	WIPO
PCT/US14/50331	Uni-Pixel Displays, Inc.	Pending	METHOD OF CONTROLLING OXYGEN LEVELS FOR ELECTROLESS PLATING OF CATALYTIC FINE LINES OR FEATURES	8/8/2014	WIPO
PCT/US14/57245	Uni-Pixel Displays, Inc.	Pending	ROLL-TO-ROLL ELECTROLESS PLATNG SYSTEM FOR CONTROLLED SUBSTRATE DEPTH	9/24/2014	WIPO
PCT/US14/57371	Uni-Pixel Displays, Inc.	Pending	METHOD OF DESIGNING A CONDUCTIVE PATTERN WITH REDUCED CHANNEL BREAK VISIBILITY	9/25/2014	WIPO
PCT/US15/11038	Uni-Pixel Displays, Inc.	Pending	METHOD OF FORMING CONDUCTIVE BREAKS USING FLEXOGRAPHIC MASK PRIOR TO ELECTROLESS PLATING	1/12/2015	WIPO

PCT/US15/24736	Uni-Pixel Displays, Inc.	Pending	METAL MESH TOUCH SENSOR WITH RANDOMIZED PITCH	4/7/2015	WIPO
PCT/US15/24790	Uni-Pixel Displays, Inc.	Pending	METAL MESH TOUCH SENSOR WITH RANDOMIZED CHANNEL DISPLACEMENT	4/7/2015	WIPO
PCT/US15/23539	Uni-Pixel Displays, Inc.	Pending	CATALYTIC PHOTORESIST FOR PHOTOLITHOGRAPHIC METAL MESH TOUCH SENSOR FABRICATION	3/31/2015	WIPO
TW 102148155	Uni-Pixel Displays, Inc.	Published	METHOD OF PRINTING UNIFORM LINE WIDTHS WITH ANGLE EFFECT	12/25/2013	TW
TW 102148152	Uni-Pixel Displays, Inc.	Published	METHOD OF ROLL TO ROLL PRINTING OF FINE LINES AND FEATURES WITH AN INVERSE PATTERNING PROCESS	12/25/2013	TW
TW 102148154	Uni-Pixel Displays, Inc.	Published	METHOD OF COATING MOLDED METALS FOR ABRASION RESISTANCE	12/25/2013	TW
TW 102148159	Uni-Pixel Displays, Inc.	Published	METHOD OF MOUNTING A FLEXOGRAPHIC PRINTING PLATE WITH STRUCTURED PATTERNED BACKING TAPE	12/25/2013	TW
TW 102148157	Uni-Pixel Displays, Inc.	Published	METHOD OF PRINTING INTERSECTING LINES WITH ANGLE EFFECT	12/25/2013	TW
TW 102148158	Uni-Pixel Displays, Inc.	Published	MULTI-STATION FLEXOGRAPHIC PRINTING PROCESS AND SYSTEM	12/25/2013	TW
TW 102148666	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING A PHOTOMASK WITH FLEXOGRAPHY	12/27/2013	TW
TW 102139284	Uni-Pixel Displays, Inc.	Published	LASER-ASSISTED ALIGNMENT OF MULTI-STATION FLEXOGRAPHIC PRINTING SYSTEM	10/30/2013	TW
TW 102148667	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING AN INTEGRATED TOUCH SENSOR WITH DECORATIVE COLOR GRAPHICS	12/27/2013	TW
TW 102148153	Uni-Pixel Displays, Inc.	Published	METHOD AND SYSTEM OF MARKING A SUBSTRATE FOR VISUAL ALIGNMENT	12/25/2013	TW
TW 103108112	Uni-Pixel Displays, Inc.	Pending	METHOD OF ALIGNING TRANSPARENT SUBSTRATES USING MOIRÉ INTERFERENCE	3/10/2014	TW
TW 103137721	Uni-Pixel Displays, Inc.	Pending	OPTICAL ALIGNMENT OF MULTI-STATION FLEXOGRAPHIC PRINTING SYSTEM USING MOIRÉ INTERFERENCE	10/31/2014	TW
TW 103116374	Uni-Pixel Displays, Inc.	Pending	METHOD OF MOUNTING A FLEXOGRAPHIC PRINTING PLATE TO AVOID BANDING	5/8/2014	TW
TW 102148669	Uni-Pixel Displays, Inc.	Pending	METHOD OF MANUFACTURING A LOW VOLUME TRANSFER ANILOX ROLL FOR HIGH-RESOLUTION FLEXOGRAPHIC PRINTING	12/27/2013	TW

TW 102148671	Uni-Pixel Displays, Inc.	Pending	METHOD OF MANUFACTURING A FLEXOGRAPHIC PRINTING PLATE FOR HIGH-RESOLUTION PRINTING	12/27/2013	TW
TW 102148672	Uni-Pixel Displays, Inc.	Pending	METHOD OF MANUFACTURING A FLEXOGRAPHIC PRINTING PLATE WITH SUPPORT STRUCTURES	12/27/2013	TW
TW 103108113	Uni-Pixel Displays, Inc.	Pending	WATERMARKED CONDUCTIVE PATTERN	3/10/2014	TW
TW 102148675	Uni-Pixel Displays, Inc.	Pending	TOUCH SCREEN WITH CONDUCTIVE MESH UNDER POLARIZER	12/27/2013	TW
TW 103108636	Uni-Pixel Displays, Inc.	Pending	METHOD OF PASSIVATING A CONDUCTIVE PATTERN WITH SELF-ASSEMBLING MONOLAYERS	3/12/2014	TW
TW 103116803	Uni-Pixel Displays, Inc.	Pending	METHOD OF FABRICATING A CONDUCTIVE PATTERN WITH HIGH OPTICAL TRANSMISSION AND LOW VISIBILITY	5/13/2014	TW
TW 103116966	Uni-Pixel Displays, Inc.	Pending	METHOD OF FABRICATING A CONDUCTIVE PATTERN WITH HIGH OPTICAL TRANSMISSION, LOW REFLECTANCE, AND LOW VISIBILITY	5/14/2014	TW
TW 103132961	Uni-Pixel Displays, Inc.	Pending	BEZEL CIRCUIT	9/24/2014	TW
TW 104106017	Uni-Pixel Displays, Inc.	Pending	ANILOX ROLL WITH LOW SURFACE ENERGY ZONE	2/25/2015	TW
TW 103143642	Uni-Pixel Displays, Inc.	Pending	DUAL WEB FILM CONVEYANCE	12/15/2014	TW
TW 103128763	Uni-Pixel Displays, Inc.	Pending	METHOD OF CONTROLLING OXYGEN LEVELS FOR ELECTROLESS PLATING OF CATALYTIC FINE LINES OR FEATURES	8/21/2014	TW
TW 103134854	Uni-Pixel Displays, Inc.	Pending	ROLL-TO-ROLL ELECTROLESS PLATNG SYSTEM FOR CONTROLLED SUBSTRATE DEPTH	10/7/2014	TW
TW 103139320	Uni-Pixel Displays, Inc.	Pending	METHOD OF DESIGNING A CONDUCTIVE PATTERN WITH REDUCED CHANNEL BREAK VISIBILITY	11/13/2014	TW
TW 104106986	Uni-Pixel Displays, Inc.	Pending	METHOD OF FORMING CONDUCTIVE BREAKS USING FLEXOGRAPHIC MASK PRIOR TO ELECTROLESS PLATING	3/5/2015	TW
TBD	Uni-Pixel Displays, Inc.	TBD	METAL MESH TOUCH SENSOR WITH RANDOMIZED PITCH	TBD	TW
TBD	Uni-Pixel Displays, Inc.	TBD	METAL MESH TOUCH SENSOR WITH RANDOMIZED CHANNEL DISPLACEMENT	TBD	TW

TBD	Uni-Pixel Displays, Inc.	TBD	CATALYTIC PHOTORESIST FOR PHOTOLITHOGRAPHIC METAL MESH TOUCH SENSOR FABRICATION	TBD	TW
13/784,699	Uni-Pixel Displays, Inc.	Published	METHOD OF PRINTING UNIFORM LINE WIDTHS WITH ANGLE EFFECT	3/4/2013	US
13/784,717	Uni-Pixel Displays, Inc.	Published	METHOD OF ROLL TO ROLL PRINTING OF FINE LINES AND FEATURES WITH AN INVERSE PATTERNING PROCESS	3/4/2013	US
13/784,745	Uni-Pixel Displays, Inc.	Published	METHOD OF COATING MOLDED METALS FOR ABRASION RESISTANCE	3/4/2013	US
13/784,765	Uni-Pixel Displays, Inc.	Published	METHOD OF MOUNTING A FLEXOGRAPHIC PRINTING PLATE WITH STRUCTURED PATTERNED BACKING TAPE	3/4/2013	US
13/784,782	Uni-Pixel Displays, Inc.	Published	METHOD OF PRINTING INTERSECTING LINES WITH ANGLE EFFECT	3/4/2013	US
13/784,795	Uni-Pixel Displays, Inc.	Published	MULTI-STATION FLEXOGRAPHIC PRINTING PROCESS AND SYSTEM	3/4/2013	US
13/929,533	Uni-Pixel Displays, Inc.	Pending	METHOD OF MANUFACTURING A PHOTOMASK WITH FLEXOGRAP//HY	6/27/2013	US
13/851,929	Uni-Pixel Displays, Inc.	Allowed	LASER-ASSISTED ALIGNMENT OF MULTI-STATION FLEXOGRAPHIC PRINTING SYSTEM	3/27/2013	US
13/894,616	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING AN INTEGRATED TOUCH SENSOR WITH DECORATIVE COLOR GRAPHICS	5/15/2013	US
13/851,933	Uni-Pixel Displays, Inc.	Published	METHOD AND SYSTEM OF MARKING A SUBSTRATE FOR VISUAL ALIGNMENT	3/27/2013	US
14/177,091	Uni-Pixel Displays, Inc.	Pending	METHOD OF ALIGNING TRANSPARENT SUBSTRATES USING MOIRÉ INTERFERENCE	2/10/2014	US
14/518,923	Uni-Pixel Displays, Inc.	Published	OPTICAL ALIGNMENT OF MULTI-STATION FLEXOGRAPHIC PRINTING SYSTEM USING MOIRÉ INTERFERENCE	10/20/2014	US
14/252,945	Uni-Pixel Displays, Inc.	Published	METHOD OF MOUNTING A FLEXOGRAPHIC PRINTING PLATE TO AVOID BANDING	4/15/2014	US
13/901,524	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING A LOW VOLUME TRANSFER ANILOX ROLL FOR HIGH-RESOLUTION FLEXOGRAPHIC PRINTING	5/23/2013	US
13/952,228	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING A FLEXOGRAPHIC PRINTING PLATE FOR HIGH-RESOLUTION PRINTING	7/26/2013	US
14/037,002	Uni-Pixel Displays, Inc.	Published	METHOD OF MANUFACTURING A FLEXOGRAPHIC PRINTING PLATE WITH SUPPORT STRUCTURES	9/25/2013	US

14/182,164	Uni-Pixel Displays, Inc.	Pending	WATERMARKED CONDUCTIVE PATTERN	2/17/2014	US
14/083,714	Uni-Pixel Displays, Inc.	Pending	TOUCH SCREEN WITH CONDUCTIVE MESH UNDER POLARIZER	11/19/2013	US
14/183,623	Uni-Pixel Displays, Inc.	Pending	METHOD OF PASSIVATING A CONDUCTIVE PATTERN WITH SELF-ASSEMBLING MONOLAYERS	2/19/2014	US
14/259,278	Uni-Pixel Displays, Inc.	Published	METHOD OF FABRICATING A CONDUCTIVE PATTERN WITH HIGH OPTICAL TRANSMISSION AND LOW VISIBILITY	4/23/2014	US
14/259,507	Uni-Pixel Displays, Inc.	Pending	METHOD OF FABRICATING A CONDUCTIVE PATTERN WITH HIGH OPTICAL TRANSMISSION, LOW REFLECTANCE, AND LOW VISIBILITY	4/23/2014	US
14/481,589	Uni-Pixel Displays, Inc.	Pending	BEZEL CIRCUIT	9/9/2014	US
14/611,490	Uni-Pixel Displays, Inc.	Pending	ANILOX ROLL WITH LOW SURFACE ENERGY ZONE	2/2/2015	US
14/552,873	Uni-Pixel Displays, Inc.	Pending	DUAL WEB FILM CONVEYANCE	11/25/2014	US
14/455,181	Uni-Pixel Displays, Inc.	Pending	METHOD OF CONTROLLING OXYGEN LEVELS FOR ELECTROLESS PLATING OF CATALYTIC FINE LINES OR FEATURES	8/8/2014	US
14/495,373	Uni-Pixel Displays, Inc.	Pending	ROLL-TO-ROLL ELECTROLESS PLATNG SYSTEM FOR CONTROLLED SUBSTRATE DEPTH	9/24/2014	US
14/496,007	Uni-Pixel Displays, Inc.	Pending	METHOD OF DESIGNING A CONDUCTIVE PATTERN WITH REDUCED CHANNEL BREAK VISIBILITY	9/25/2014	US
14/594,804	Uni-Pixel Displays, Inc.	Pending	METHOD OF FABRICATING ISOLATED CONDUCTORS USING FLEXOGRAPHIC VOIDING	1/12/2015	US
14/680,763	Uni-Pixel Displays, Inc.	Pending	METAL MESH TOUCH SENSOR WITH RANDOMIZED PITCH	4/7/2015	US
14/680,974	Uni-Pixel Displays, Inc.	Pending	METAL MESH TOUCH SENSOR WITH RANDOMIZED CHANNEL DISPLACEMENT	4/7/2015	US
14/674,372	Uni-Pixel Displays, Inc.	Pending	CATALYTIC PHOTORESIST FOR PHOTOLITHOGRAPHIC METAL MESH TOUCH SENSOR FABRICATION	3/31/2015	US
13/393,083	Uni-Pixel Displays, Inc.	Published	LIGHT-EXTRACTION GRAPHICS FILM	4/2/2012	US
100130247.00	Uni-Pixel Displays, Inc.	Published	Randomly Rotated Micro Optical Structures for Banding Suppression from Point Light Sources - TW	8/24/2011	TW

13/818,903	Uni-Pixel Displays, Inc.	Pending	Rotated Micro-Optical Structures for Banding Suppression from Point Light Sources	5/8/2013	US
PCT/US2010/055564	Uni-Pixel Displays, Inc.	Published	ADDRESS-SELECTABLE CHARGING OF CAPACITIVE DEVICES	11/5/2010	WO
99139470.00	Uni-Pixel Displays, Inc.	Published	Address-Selectable Charging of Capacitive Devices (TW)	11/16/2010	TW
13/509,175	Uni-Pixel Displays, Inc.	Published	ADDRESS-SELECTABLE CHARGING OF CAPACITIVE DEVICES	5/16/2012	US
PCT/US10/54641	Uni-Pixel Displays, Inc.	Published	METHOD OF FORMING ELECTRICALLY CONDUCTIVELINES AND PATTERNS BY SURFACE ENERGY MODIFICATION	10/29/2010	WO
99140520.00	Uni-Pixel Displays, Inc.	Published	METHOD OF FORMING ELECTRICALLY CONDUCTIVELINES AND PATTERNS BY SURFACE ENERGY MODIFICATION TW	11/24/2010	TW
13/511,415	Uni-Pixel Displays, Inc.	Published	FORMATION OF ELECTRICALLY CONDUCTIVE PATTERN BY SURFACE ENERGY MODIFICATION	10/8/2012	US
1083747.80	Uni-Pixel Displays, Inc.	Pending	Method of Forming Electrically Conductive Lines and Patterns by Surface Energy Modification PCT/EP	10/29/2010	EP
2012-541086	Uni-Pixel Displays, Inc.	Published	Method of Forming Electrically Conductive Lines and Patterns by Surface Energy Modification PCT/JP	10/29/2010	JP
10-2012-7014574	Uni-Pixel Displays, Inc.	Granted	Method of Forming Electrically Conductive Lines and Patterns by Surface Energy Modification PCT/KR	10/29/2010	KR
PCT/US11/34500	Uni-Pixel Displays, Inc.	Published	METHOD OF FABRICATING MICRO STRUCTURED SURFACES WITH ELECTRICALLY CONDUCTIVE PATTERNS	4/29/2011	WO
13/698,854	Uni-Pixel Displays, Inc.	Published	Method of Fabricating Micro Structured Surfaces With Electrcally Conductive Patterns PCT/US	12/7/2012	US
11778042.90	Uni-Pixel Displays, Inc.	Published	Method of Fabricating Micro Structured Surfaces With Electrically Conductive Patterns PCT/EP	4/29/2011	EP
2013-509127	Uni-Pixel Displays, Inc.	Granted	Method of Fabricating Micro Structured Surfaces with Electrically Conductive Patterns PCT/JP	4/29/2011	JP
10-2012-7025976	Uni-Pixel Displays, Inc.	Granted	Method of Fabricating Micro Structured Surfaces with Electrically Conductive Patterns PCT/KR	4/29/2011	KR
TBD	Uni-Pixel Displays, Inc.	Unfiled	Method of Fabricating Micro Structured Surfaces with Electrically Conductive Patterns	TBD	US
10/506,653	Uni-Pixel Displays, Inc.	Granted	DOUBLE-ELECTRET MEMS ACTUATOR PCT/US	9/26/2005	US

13/072,159	Uni-Pixel Displays, Inc.	Granted	Interleaved Lighting System for 2D-3D Display Having Orthogonally Arranged Light Extraction Features	3/25/2011	US
PCT/US12/27693	Uni-Pixel Displays, Inc.	Published	Low Reflectance Fingerprint Resistant Surface for Displays PCT	3/5/2012	WO
201280030496.60	Uni-Pixel Displays, Inc.	Published	Low Reflectance Fingerprint Surface for Displays	3/5/2012	CN
1320923.40	Uni-Pixel Displays, Inc.	Published	Low Reflectance Fingerprint Surface for Displays	3/5/2012	GB
JP2014-508347	Uni-Pixel Displays, Inc.	Published	Low Reflectance Fingerprint Surface for Displays	3/5/2012	JP
10-2013-7031144	Uni-Pixel Displays, Inc.	Published	Low Reflectance Fingerprint Surface for Displays	3/5/2012	KR
13/812,712	Uni-Pixel Displays, Inc.	Granted	Two and Three-Dimensional Image Display with Optical Emission Frequency Control (US/NP)	3/27/2013	US
PCT/US12/59881	Uni-Pixel Displays, Inc.	Published
Uniboss Roll-to-Roll, Photo-Patterning Method Using A Translucent Cylindrical Master that Allows the Formation of High Definition, Microscopic Conductive Lines on a Polymer or Metal Flexible Substrate. US/CONV
				10/12/2012	WO
101137893.00	Uni-Pixel Displays, Inc.	Published	Uniboss Roll-to-Roll, Photo-Patterning Method Using a Translucent Cylindrical Master that Allows the Formation of High Definition, Microscopic Conductive Lines on a Polymer or Metal Flexible Substrate	10/15/2012	TW
13/979,627	Uni-Pixel Displays, Inc.	Granted	Photo-Patterning Using a Translucent Cylindrical Master to Form Microscopic Conductive Lines on a Flexible Substrate (US/NP)	7/12/2013	US
201280058286.80	Uni-Pixel Displays, Inc.	Published	Uniboss Roll-to-Roll, Photo-Patterning Method Using a Translucent Cylindrical Master that Allows the Formation of High Definition, Microscopic Conductive Lines on a Polymer or Metal Flexible Substrate	10/12/2012	CN
2014-537129	Uni-Pixel Displays, Inc.	Pending	Uniboss Roll-to-Roll, Photo-Patterning Method Using a Translucent Cylindrical Master that Allows the Formation of High Definition, Microscopic Conductive Lines on a Polymer or Metal Flexible Substrate	10/12/2012	JP
10-2014-7013165	Uni-Pixel Displays, Inc.	Published	Uniboss Roll-to-Roll, Photo-Patterning Method Using a Translucent Cylindrical Master that Allows the Formation of High Definition, Microscopic Conductive Lines on a Polymer or Metal Flexible Substrate	10/12/2012	KR
1407917.20	Uni-Pixel Displays, Inc.	Published	Photo-Patterning Using a Translucent Cylindrical Master to Form Microscopic Conductive Lines on a Flexible Substrate	10/12/2012	GB

13/486,334	Uni-Pixel Displays, Inc.	Published	LIGHT GUIDE WITH A PRINTED FILM US/CONV	6/1/2012	US
101123859.00	Uni-Pixel Displays, Inc.	Published	Apparatus and Method for Making a Light Guide Using Printed Laminated Film (TW)	7/3/2012	TW
13/979,636	Uni-Pixel Displays, Inc.	Published	Light Guide with a Printed Film (US/NP)	7/12/2013	US
PCT/US12/42050	Uni-Pixel Displays, Inc.	Published	Method and Applicaiton of Flexible Scratch Resistant Film for Display Devices (UNXL Diamond Guard) US/CONV	6/12/2012	WO
101121704.00	Uni-Pixel Displays, Inc.	Published	Method and Application of Flexible Scratch Resistant Film for Display Devices (UNXL Diamond Guard) - TW	6/18/2012	TW
14/354,507	Uni-Pixel Displays, Inc.	Published	Flexible Scratch Resistance Film for Display Devices	8/5/2014	US
2014-538781	Uni-Pixel Displays, Inc.	Pending	Method and Application of Flexible Scratch Resistant Film for Display Devices	6/12/2012	JP
10-2014-7013917	Uni-Pixel Displays, Inc.	Published	Method and Application of Flexible Scratch Resistant Film for Display Devices	6/12/2012	KR
201280058274.50	Uni-Pixel Displays, Inc.	Published	Method and Application of Flexible Scratch Resistant Film for Display Devices	6/12/2012	CN
1407916.40	Uni-Pixel Displays, Inc.	Published	Method and Application of Flexible Scratch Resistant Film for Display Devices	6/12/2012	GB
PCT/US12/61646	Uni-Pixel Displays, Inc.	Published	Apparatus and Method for Making a Light Guide Using Printed Laminated Film US/CONV	10/24/2012	WO
101139205.00	Uni-Pixel Displays, Inc.	Published	Apparatus and Method for Making a Light Guide Using Printed Laminated Film US/CONV	10/24/2012	TW
PCT/US12/60035	Uni-Pixel Displays, Inc.	Published	An Electrically Turnable Heptamer Optical Filter Based on Fano Resonance US/CONV	10/22/2012	WO
101139032.00	Uni-Pixel Displays, Inc.	Published	An Electrically Turnable Heptamer Optical Filter Based on Fano Resonance TW	10/23/2012	TW
PCT/US12/61787	Uni-Pixel Displays, Inc.	Published	Methods of Fabricating Fully Integrated Touch Sensor Circut US/CONV	10/25/2012	WO
101138602.00	Uni-Pixel Displays, Inc.	Published	Methods of Fabricating Fully Integrated Touch Sensor Circut TW	10/19/2012	TW
14/354,513	Uni-Pixel Displays, Inc.	Published	Method of Manufacturing a Capacative Touch Sensor Circuit Using a Roll-to-Roll Process to Print a Conductive Microscopic Patterns on a Flexible Dielectric Substrate	4/25/2014	US
2014-538975	Uni-Pixel Displays, Inc.	Pending	Method of Fabricating Fully Integrated Touch Sensor Circuit	10/25/2012	JP

10-2014-7013919	Uni-Pixel Displays, Inc.	Published	Method of Fabricating Fully Integrated Touch Sensor Circuit	10/25/2012	KR
201280058240.60	Uni-Pixel Displays, Inc.	Published	Method of Fabricating Fully Integrated Touch Sensor Circuit	10/25/2012	CN
TBD	Uni-Pixel Displays, Inc.	Published	Method of Manufactureing a Capacative Touch Sensor Circuit Using A Roll-to-Roll Process to Print a Conductive Microscopic Paterns on a Flexible Dielectric Substrate	10/25/2012	GB
PCT/US12/61575	Uni-Pixel Displays, Inc.	Published	Methods of Fabricating Fully Integrated Touch Sensor Circuit US/CONV	10/24/2012	WO
101139206.00	Uni-Pixel Displays, Inc.	Published	Methods of Fabricating Fully Integrated Touch Sensor Circuit US/CONV	10/24/2012	TW
14/354,492	Uni-Pixel Displays, Inc.	Published	Method of Manufacturing a Resistive Touch Sensor Circuit by Flexographic Printing (US/NP)	4/25/2014	US
201280058267.50	Uni-Pixel Displays, Inc.	Published	Methods of Fabricating Fully Integrated Touch Sensor Circuit	10/24/2012	CN
10-2014-7013920	Uni-Pixel Displays, Inc.	Published	Methods of Fabricating Fully Integrated Touch Sensor Circuit	10/24/2012	KR
2014-538903	Uni-Pixel Displays, Inc.	Pending	Methods of Fabricating Fully Integrated Touch Sensor Circuit	10/24/2012	JP
1407915.60	Uni-Pixel Displays, Inc.	Published	Methods of Fabricating Fully Integrated Touch Sensor Circuit	10/24/2012	GB
PCT/US12/61602	Uni-Pixel Displays, Inc.	Published	Touch Sensor Patterned Electrodes with Scratch Resistance Layer US/CONV	10/24/2012	WO
101139207.00	Uni-Pixel Displays, Inc.	Published	Touch Sensor Patterned Electrodes with Scratch Resistance Layer US/CONV	10/24/2012	TW
14/354,526	Uni-Pixel Displays, Inc.	Published	Touch Sensor Patterned Wlwctrodes with Scratch Resistance Layer	4/25/2014	US
201280058273.00	Uni-Pixel Displays, Inc.	Published	Touch Sensor Patterned Electrodes with Scratch Resistance Layer	10/24/2012	CN
10-2014-7013921	Uni-Pixel Displays, Inc.	Published	Touch Sensor Patterned Electrodes with Scratch Resistance Layer	10/24/2012	KR
2014-538909	Uni-Pixel Displays, Inc.	Pending	Touch Sensor Patterned Electrodes with Scratch Resistance Layer	10/24/2012	JP
1407914.90	Uni-Pixel Displays, Inc.	Published	Touch Sensor Patterned Electrodes with Scratch Resistantce Layer	10/24/2012	GB
PCT/US12/61766	Uni-Pixel Displays, Inc.	Published	Polarizer Resistive Touch Screen US/CONV	10/25/2012	WO
101139213.00	Uni-Pixel Displays, Inc.	Published	Polarizer Resistive Touch Screen US/CONV	10/25/2012	TW
13/980,272	Uni-Pixel Displays, Inc.	Published	Polarizer Resistive Touch Screen (US/NP)	7/17/2013	US

201280058243.X	Uni-Pixel Displays, Inc.	Published	Polarizer Resistive Touch Screen	10/25/2012	CN
10-2014-7013965	Uni-Pixel Displays, Inc.	Published	Polarizer Resistive Touch Screen	10/25/2012	KR
2014-538968	Uni-Pixel Displays, Inc.	Pending	Polarizer Resistive Touch Screen	10/15/2012	JP
1407910.70	Uni-Pixel Displays, Inc.	Published	Polarizer Resistive Touch Screen	10/25/2012	GB
PCT/US12/61763	Uni-Pixel Displays, Inc.	Published	Customized Embossing Method for Printing Patterns onto a Substrate Wherein Specific Type of Tapes Connect the Flexoplate to the Printing Cylinder US/CONV	10/25/2012	WO
101139439.00	Uni-Pixel Displays, Inc.	Published	Customized Embossing Method for Printing Patterns onto a Substrate Wherein Specific Type of Tapes Connect the Flexoplate to the Printing Cylinder US/CONV	10/25/2012	TW
13/980,288	Uni-Pixel Displays, Inc.	Granted	Flexographic Printing Using Flexographic Printing Roll Configurations (US/NP)	7/17/2013	US
201280064429.60	Uni-Pixel Displays, Inc.	Published	Flexographic Printing using Flexographic Printing Roll Configurations	10/25/2012	CN
10-2014-7014142	Uni-Pixel Displays, Inc.	Published	Flexographic Printing using Flexographic Printing Roll Configurations	10/25/2012	KR
1409350.40	Uni-Pixel Displays, Inc.	Published	Flexographic Printing using Flexographic Printing Roll Configurations	10/25/2012	GB
14/525,685	Uni-Pixel Displays, Inc.	Pending	Flexographic Printing Using Flexographic Printing Roll Configurations	10/28/2014	US
PCT/US12/61809	Uni-Pixel Displays, Inc.	Published	Exposure Time Optimization for UV Curing Process US/CONV	10/25/2012	WO
101139441.00	Uni-Pixel Displays, Inc.	Published	Exposure Time Optimization for UV Curing Process US/CONV	10/25/2012	TW
13/979,848	Uni-Pixel Displays, Inc.	Allowed	Optimization of UV Curing	7/15/2013	US
201280058245.90	Uni-Pixel Displays, Inc.	Published	Exposure Time Optimization for UV Curing Process	10/25/2012	CN
10-2014-7013922	Uni-Pixel Displays, Inc.	Published	Exposure Time Optimization for UV Curing Process	10/25/2012	KR
1407912.30	Uni-Pixel Displays, Inc.	Published	Exposure Time Optmization for UV Curing Process	10/25/2012	GB
PCT/US12/61926	Uni-Pixel Displays, Inc.	Published	Method of Colorizing High Resolution Conducting Patterns US/CONV	10/25/2012	WO
101139436.00	Uni-Pixel Displays, Inc.	Published	Method of Colorizing High Resolution Conducting Patterns US/CONV	10/25/2012	TW

13/980,363	Uni-Pixel Displays, Inc.	Published	Method of Changing the Optical Properties of High Resolution Conducting Patterns (US/NP)	7/18/2013	US
201280064302.40	Uni-Pixel Displays, Inc.	Published	Optical Property Alterations of High Resolution Conducting Patterns	10/25/2012	CN
10-2014-7014113	Uni-Pixel Displays, Inc.	Published	Optical Property Alterations of High Resolution Conducting Patterns	10/25/2012	KR
1409191.20	Uni-Pixel Displays, Inc.	Published	Optical Property Alterations of High Resolution Conducting Patterns	10/25/2012	GB
PCT/US12/61776	Uni-Pixel Displays, Inc.	Published	Polarizer Capacitive Touch Screen US/CONV	10/25/2012	WO
101139437.00	Uni-Pixel Displays, Inc.	Published	Polarizer Capacitive Touch Screen US/CONV	10/25/2012	TW
13/980,225	Uni-Pixel Displays, Inc.	Published	Polarizer Capacitive Touch Screen	7/17/2013	US
201280058259.00	Uni-Pixel Displays, Inc.	Published	Polarizer Capacitive Touch Screen	10/25/2012	CN
2014-538970	Uni-Pixel Displays, Inc.	Pending	Polarizer Capacitive Touch Screen	10/25/2012	JP
10-2014-7014117	Uni-Pixel Displays, Inc.	Published	Polarizer Capacitive Touch Screen	10/25/2012	KR
1407909.90	Uni-Pixel Displays, Inc.	Published	Polarizer Capacitive Touch Screen	10/25/2012	GB
11/611,727	Uni-Pixel Displays, Inc.	Granted	Stereoscopic Imaging Apparatus Incorporating a Parallax Barrier	12/15/2006	US
PCT/US13/23379	Uni-Pixel Displays, Inc.	Published	Low Reflectance Fingerprint Resistant Film	1/28/2013	WO
102103462.00	Uni-Pixel Displays, Inc.	Pending	Low Reflectance Fingerprint Resistant Film TW	1/30/2013	TW
102103461.00	Uni-Pixel Displays, Inc.	Pending	Transmitter and Receiver with Modulated Retro-Refelector for Free Space Optical Communication Systems - TW	1/30/2013	TW
PCT/US13/59422	Uni-Pixel Displays, Inc.	Published	Foldable Multi-Touch Surface PCT	9/12/2013	WO
102133358.00	Uni-Pixel Displays, Inc.	Published	Foldable Multi-Touch Surface TW	9/14/2013	TW
102103688.00	Uni-Pixel Displays, Inc.	Published	Method of Using Flexographic Printing to Make Parallax Filters for LCD Displays	1/31/2013	TW
PCT/US13/30259	Uni-Pixel Displays, Inc.	Published	Low Visibility Antennas - PCT	3/11/2013	WO
102112828.00	Uni-Pixel Displays, Inc.	Published	Low Visibility Antennas - TW	4/11/2013	TW

PCT/US2013/036636	Uni-Pixel Displays, Inc.	Published	High Resolution Conductive Patterns Having Low Variance Through Optimization of Catalyst Concentration PCT	4/15/2013	WO
102115856.00	Uni-Pixel Displays, Inc.	Pending	High Resolution Conductive Patterns Having Low Variance Through Optimization of Catalyst Concentration TW	5/3/2013	TW
14/398,657	Uni-Pixel Displays, Inc.	Pending	High Resolution Conductive Patterns Having Low Variance Through Optimization of Catalyst Concetration	11/3/2014	US
201380023488.30	Uni-Pixel Displays, Inc.	Pending	High Resolution Conductive Patterns Having Low Variance Through Optimization of Catalyst Concetration	4/15/2013	CN
TBD	Uni-Pixel Displays, Inc.	Pending	High Resolution Conductive Patterns Having Low Variance Through Optimization of Catalyst Concetration	4/15/2013	JP
10-2014-7034161	Uni-Pixel Displays, Inc.	Pending	High Resolution Conductive Patterns Having Low Variance Through Optimization of Catalyst Concetration	4/15/2013	KR
1417520.20	Uni-Pixel Displays, Inc.	Published	High Resolution Conductive Patterns Having Low Variance Through Optimization of Catalyst Concetration	4/15/2013	GB
PCT/US13/30450	Uni-Pixel Displays, Inc.	Published	Method for Making HRPS Having Low Variance Through Optimization of Ink Viscosity PCT	3/12/2013	WO
102114330.00	Uni-Pixel Displays, Inc.	Published	Method for Making HRPS Having Low Variance Through Optimization of Ink Viscosity TW	4/23/2013	TW
14/398,686	Uni-Pixel Displays, Inc.	Pending	Manufacturing of High Resoultion Conductive Patterns Using Organometallic Ink and Banded Anilox Rolls	11/3/2014	US
201380023568.90	Uni-Pixel Displays, Inc.	Pending	Method for Making HRPS Having Low Variance Through Optimization of Ink Viscosity	3/12/2013	CN
TBD	Uni-Pixel Displays, Inc.	Pending	Method for Making HRPS Having Low Variance Through Optimization of Ink Viscosity	3/12/2013	JP
10-2014-7033431	Uni-Pixel Displays, Inc.	Pending	Method for Making HRPS Having Low Variance Through Optimization of Ink Viscosity	3/12/2013	KR
1417516.00	Uni-Pixel Displays, Inc.	Published	Method for Making HRPS Having Low Variance Through Optimization of Ink Viscosity	3/12/2013	GB
PCT/US13/30591	Uni-Pixel Displays, Inc.	Published	Method of Activating Electroless Plating Catalyst to Print High Resolution Conducting Patterns - PCT	3/12/2013	WO
102112673.00	Uni-Pixel Displays, Inc.	Published	Method of Activating Electroless Plating Catalyst to Print High Resolution Conducting Patterns - TW	4/10/2013	TW
14/400,272	Uni-Pixel Displays, Inc.	Pending	Ink Composition for Manufacture of High Resolution Conducting Patterns	11/10/2014	US

TBD	Uni-Pixel Displays, Inc.	Pending	Ink Composition for Manufacture of High Resolution Conducting Patterns	3/12/2013	CN
TBD	Uni-Pixel Displays, Inc.	Pending	Ink Composition for Manufacture of High Resolution Conducting Patterns	3/12/2013	JP
10-2014-7033432	Uni-Pixel Displays, Inc.	Pending	Ink Composition for Manufacture of High Resolution Conducting Patterns	3/12/2013	KR
1417518.60	Uni-Pixel Displays, Inc.	Pending	Ink Composition for Manufacture of High Resolution Conducting Patterns	3/12/2013	GB
PCT/US2013/030662	Uni-Pixel Displays, Inc.	Published	Method of Printing Patterns onto a Substrate Using Metal Nanoparticles and Nanowires, Wherein the Printed Patterns Do Not Require Activation Process for Plating PCT	3/13/2013	WO
102113917.00	Uni-Pixel Displays, Inc.	Published	Method of Printing Patterns onto a Substrate Using Metal Nanoparticles and Nanowires, Wherein the Printed Patterns Do Not Require Activation Process for Plating TW	4/19/2013	TW
14/401,209	Uni-Pixel Displays, Inc.	Pending	Forming Conductive Patterns Using Ink Comprising Metal	11/14/2014	US
TBD	Uni-Pixel Displays, Inc.	Pending	Forming Conductive Patterns Using Ink Comprising Metal	3/13/2013	CN
TBD	Uni-Pixel Displays, Inc.	Pending	Forming Conductive Patterns Using Ink Comprising Metal	3/13/2013	JP
10-2014-7033466	Uni-Pixel Displays, Inc.	Pending	Forming Conductive Patterns Using Ink Comprising Metal	3/13/2013	KR
1417521.00	Uni-Pixel Displays, Inc.	Published	Forming Conductive Patterns Using Ink Comprising Metal	3/13/2013	GB
TBD	Uni-Pixel Displays, Inc.	Unfiled	Electro-optic modulator based on a transmissive diffraction grating PCT	TBD	WO
TBD	Uni-Pixel Displays, Inc.	Unfiled	Electro-optic modulator based on a transmissive diffraction grating TW	TBD	TW
102120662.00	Uni-Pixel Displays, Inc.	Pending	Method for producing precision flexographic printed patterns TW	6/11/2013	TW
14/404,892	Uni-Pixel Displays, Inc.	Pending	Methods of Manufacture and Use of Customized Flexo-Master Patterns for Flexographic Printing	12/1/2014	US
TBD	Uni-Pixel Displays, Inc.	Pending	Methods of Manufacture and Use of Customized Flexo-Master Patterns for Flexographic Printing	6/11/2013	CN
TBD	Uni-Pixel Displays, Inc.	Pending	Methods of Manufacture and Use of Customized Flexo-Master Patterns for Flexographic Printing	6/11/2013	JP
10-2014-7033467	Uni-Pixel Displays, Inc.	Pending	Methods of Manufacture and Use of Customized Flexo-Master Patterns for Flexographic Printing	6/11/2013	KR
1417523.60	Uni-Pixel Displays, Inc.	Published	Methods of Manufacture and Use of Customized Flexo-Master Patterns for Flexographic Printing	6/11/2013	GB

13/945,393	Uni-Pixel Displays, Inc.	Pending	Two Sided Light Guide	7/18/2013	US
PCT/US13/30617	Uni-Pixel Displays, Inc.	Published	Ink Formulations for Flexographic Printing of High-Resolution Conduction Patterns PCT	3/12/2013	WO
102112660.00	Uni-Pixel Displays, Inc.	Published	Ink Formulations for Flexographic Printing of High-Resolution Conduction Patterns TW	4/10/2013	TW
PCT/US13/32393	Uni-Pixel Displays, Inc.	Published	Method for Detecting Surface Energy Indicative of the Completion of Cross-Linking Polymerization and Fingerprint Resistance PCT	3/15/2013	WO
102113911.00	Uni-Pixel Displays, Inc.	Published	Method for Detecting Surface Energy Indicative of the Completion of Cross-Linking Polymerization and Fingerprint Resistance TW	4/19/2013	TW
PCT/US12/62366	Uni-Pixel Displays, Inc.	Published	Coated Nano-Particle Catalytically Active Composite Inks (PCT)	10/29/2012	WO
101141719.00	Uni-Pixel Displays, Inc.	Published	Radiation Curable Nano-Composites for Electroless Planting, and High Speed Printing of Fine Line Features (TW)	11/8/2012	TW
PCT/US14/11299	Uni-Pixel Displays, Inc.	Pending	Ink for Printing High Resolution Conducting Patterns that Contains a Solvent (CIP)	1/13/2014	WO
PCT/US13/25028	Uni-Pixel Displays, Inc.	Published	A Fabry-Perot Interference Electro-Optic Modulating Device (PCT)	2/7/2013	WO
102107458.00	Uni-Pixel Displays, Inc.	Published	A Fabry-Perot Interference Electro-Optic Modulating Device (TW)	3/4/2013	TW
14/275,509	Uni-Pixel Displays, Inc.	Pending	Multi-Layer Scratch Resistance Film	5/12/2014	US

(ii)	Expiration – None.

Schedule 3(ee)
Ranking of Notes

None.

Schedule 4(d)
Use of Proceeds

The gross proceeds of from the sale of the Notes and the Warrants are estimated to be $15,000,000, assuming there is the Additional Closing (the “Financing”).  Proceeds from the Financing will be used to pre-pay certain in-property license, legal fees, placement agent fees, and for general corporate purposes and working capital in the estimated amounts set forth below:

Use of Proceeds
In-Licenses for Intellectual Property	$6,000,000
Transaction fee related to In-Licenses	600,000
Placement agent fees	1,025,000
Legal fees	200,000
Working capital	7,175,000
Total Use of Proceeds	$15,000,000

Schedule 4(q)
Post-Closing Lock-Up Parties

Jeff A. Hawthorne
Robert A. Rusenko
Robert J. Petcavich
Daniel K. Van Ostrand
Jeffrey W. Tomz
Bernard T. Marren
Carl. J. Yankowski
Bruce I. Berkoff
Ross A. Young
William Wayne Patterson
Anthony J. LeVecchio
Malcolm J. Thompson